UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	001-11593	31-1414921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio		43041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, The Scotts Miracle-Gro Company (the “Company”) entered into a Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Second Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement (the “Lenders”); Bank of America, N.A., as Syndication Agent; Cobank, ACB, BNP Paribas, Credit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent.

Subject to the terms and conditions of the Second Amended and Restated Credit Agreement, the Lenders have committed to provide the Company and certain of its subsidiaries with a five-year senior secured revolving loan facility in the aggregate principal amount of up to $1.7 billion (the “New Credit Facility”). The Second Amended and Restated Credit Agreement also provides the Company with the right to seek to increase the New Credit Facility by an aggregate amount of up to $450 million, subject to certain specified conditions. The New Credit Facility replaces the Company’s existing Amended and Restated Credit Agreement (described in Item 1.02 below), which was entered into on February 7, 2007 (the “Existing Credit Agreement”).

JPMorgan Chase Bank, N.A. served as the administrative agent under the Existing Credit Agreement and continues to serve in that capacity under the Second Amended and Restated Credit Agreement. Bank of America, N.A. served as syndication agent under the Existing Credit Agreement and continues to serve in that capacity under the Second Amended and Restated Credit Agreement. Certain of the Lenders under the Second Amended and Restated Credit Agreement were also lenders under the Existing Credit Agreement.

The following description of the New Credit Facility is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement and the Second Amended and Restated Guarantee and Collateral Agreement referred to below, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

New Credit Facility. The proceeds of the New Credit Facility may be used: (i) to finance working capital requirements and other general corporate purposes of the Company and its subsidiaries; and (ii) to refinance the amounts outstanding under the Existing Credit Agreement (as of June 30, 2011, the principal amount of approximately $380 million and letters of credit in the amount of $26.2 million were outstanding under the Existing Credit Agreement). The New Credit Facility will be available for issuance of up to $75 million of letters of credit and for borrowings under swing line loans of up to $100 million. The New Credit Facility will terminate on June 30, 2016.

Interest. Under the terms of the Second Amended and Restated Credit Agreement, loans made under the New Credit Facility bear interest, at the Company’s election, at a rate per annum equal to either the ABR (as defined in the Second Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Second Amended and Restated Credit Agreement) or at the LIBOR Rate (as defined in the Second Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Second Amended and Restated Credit Agreement). As of the Closing Date (as defined in the Second Amended and Restated Credit Agreement), and until such time as the Company delivers to the Administrative Agent consolidated financial statements for the fiscal quarter ended December 31, 2011, the Applicable Margin shall be 1.00% with respect to ABR loans and 2.00% with respect to LIBOR Rate loans.

Guarantors. The New Credit Facility is guaranteed under the Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2011, by and among the Company and certain of its domestic subsidiaries, to and in favor of the Administrative Agent. Under the Second Amended and Restated Credit Agreement, and subject to materiality thresholds that are no more restrictive than those in the Existing Credit Agreement, each future direct or indirect domestic subsidiary of the Company will be required to guarantee the New Credit Facility.

Security for the New Credit Facility. The New Credit Facility is secured by (1) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of the Company and those of the Company’s domestic subsidiaries that are parties to the Second Amended and Restated Guarantee and Collateral Agreement and (2) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are parties to the Second Amended and Restated Guarantee and Collateral Agreement and 65% of the capital stock of the Company’s first-tier foreign subsidiaries (provided that, in most cases, obligations of such foreign subsidiary borrowers will be secured by 100% of such foreign subsidiaries’ capital stock and 100% of the capital stock of their first-tier subsidiaries), in each case subject to exceptions and minimum thresholds set forth in the Second Amended and Restated Credit Agreement. The collateral does not include any of the Company’s or the Company’s subsidiaries’ intellectual property.

Representations and Warranties; Covenants; Events of Default. The terms of the New Credit Facility include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 30, 2011, the Company terminated the Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Company, as Borrower; certain subsidiaries of the Company, as Subsidiary Borrowers; the several banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement, as Lenders; Bank of America, N.A., as Syndication Agent; The Bank of Tokyo-Mitsubushi UFJ. Ltd, BNP Paribas, Cobank, ACB, BMO Capital Markets Financing, Inc., LaSalle Bank N.A., Cooperatieve Centrale Raiffeisen Boerenleenbank, B.A. “Rabobank Nederland”, New York Branch and The Bank of Nova Scotia, as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amended and Restated Credit Agreement consisted of loan facilities totaling in the aggregate up to $2.15 billion, including a five-year senior secured term loan in the principal amount of $560 million and a senior secured five-year revolving loan facility in the aggregate principal amount of up to $1.59 billion. A copy of the Amended and Restated Credit Agreement was filed as Exhibit 4(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 (File No. 1-11593).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company on June 30, 2011 announcing the Company’s entry into the New Credit Facility is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Second Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement (the “Lenders”); Bank of America, N.A., as Syndication Agent; Cobank, ACB, BNP Paribas, Credit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent

4.2	Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2011, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Second Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	News Release issued by The Scotts Miracle-Gro Company on June 30, 2011 (furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: June 30, 2011	By:	/s/ David C. Evans
Name: David C. Evans
Title: Chief Financial Officer and Executive Vice President, Strategy and Business Development

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Second Amended and Restated Credit Agreement); the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement (the “Lenders”); Bank of America, N.A., as Syndication Agent; Cobank, ACB, BNP Paribas, Credit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent

4.2	Second Amended and Restated Guarantee and Collateral Agreement, dated as of June 30, 2011, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Second Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	News Release issued by The Scotts Miracle-Gro Company on June 30, 2011 (furnished pursuant to Item 7.01)

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